Exhibit 99.1


25 September 2005
Sun City West, Arizona

Todd Pitcher, Chairman
Superclick Incorporated

I hereby resign my position on the Board of Directors, in both separate and several capacities. My resignation is occasioned by the addition of two new Directors from Superclick's new acquisition, Hotel Net. These additions require the resignation of two serving Directors in order to maintain a seven member Board; a desirable workable level.

It has been an honor to be associated with a talented group. I will mist interfacing with you all.

I know that the resulting composition of the Board, the great efforts of the Company's management and staff, and your dynamic leadership with produce great success for Superclick.

Sincerely yours,

/s/ Hugh Renfro
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Hugh Renfro